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                                                                    EXHIBIT 21.1

                                 Subsidiaries


                                                State or other Jurisdiction of
Subsidiary                                      Incorporation or Organization
----------                                      ------------------------------

Multilink Technology Canada, ULC                      Canada

Multilink Technology GmbH                             Germany

MLTC Israel, Ltd.                                     Israel

UAB Multilink Technology                              Lithuania

UAB Multilink Technology Kaunas                       Lithuania

Multilink Technology UK, Ltd                          United Kingdom